Atlassian Announces First Quarter Fiscal Year 2023 Results
Quarterly revenue of $807 million, up 31% year-over-year
Quarterly subscription revenue of $651 million, up 50% year-over-year
Quarterly GAAP operating margin of (4)% and non-GAAP operating margin of 18%
Quarterly cash flow from operations of $92 million and free cash flow of $76 million
TEAM, Anywhere/SEATTLE (November 3, 2022) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its first quarter of fiscal year 2023 ended September 30, 2022 and released a shareholder letter available on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q1fy23. The shareholder letter was also posted to the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“We are proud of our Q1 results, growing subscription revenue 50 percent year-over-year, and we continue to have line of sight to $10 billion in annual revenue,” said Scott Farquhar, Atlassian’s co-founder and co-CEO. “Despite the turbulent macroeconomic environment we find ourselves in, we have conviction about the incredible long-term opportunities in front of us and our ability to capitalize on them. We have the right products, the right leaders, and the right strategies in place to come out of this downturn in a much stronger market position.”
“Q1 was another momentous quarter of execution against our long-term initiatives. We announced a new subscription offering in Atlassian Together, launched Atlas into general availability, and held Work Life, our first large-scale customer event focused on a single market,” said Mike Cannon-Brookes, Atlassian’s co-founder and co-CEO. “We also continue to execute well towards our strategy of hiring and retaining the best talent around the world.”

First Quarter Fiscal Year 2023 Financial Highlights:
As a result of Atlassian's redomiciliation to the United States on September 30, 2022, the company no longer reports financial information in accordance with IFRS. The below financial information has been prepared in accordance with GAAP and should not be expected to correspond to figures previously presented under IFRS.
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $807.4 million for the first quarter of fiscal year 2023, up 31% from $614.0 million for the first quarter of fiscal year 2022.
•Operating Income (Loss) and Operating Margin: Operating loss was $34.0 million for the first quarter of fiscal year 2023, compared with operating income of $56.5 million for the first quarter of fiscal year 2022. Operating margin was (4)% for the first quarter of fiscal year 2023, compared with 9% for the first quarter of fiscal year 2022.
•Net Loss and Net Loss Per Diluted Share: Net loss was $13.7 million for the first quarter of fiscal year 2023, compared with a net loss of $411.2 million for the first quarter of fiscal year 2022. Net loss per diluted share was $0.05 for the first quarter of fiscal year 2023, compared with a net loss per diluted share of $1.63, for the first quarter of fiscal year 2022. Mark-to-market accounting of the company’s strategic investments increased net loss per diluted share by $0.05 for the first quarter of fiscal year 2023 and $0.12 for the first quarter of fiscal year 2022.
•Balance Sheet: Cash and cash equivalents plus short-term investments at the end of the first quarter of fiscal year 2023 totaled $1.5 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $147.9 million for the first quarter of fiscal year 2023, compared with operating income of $165.4 million for the first quarter of fiscal year 2022. Operating margin was 18% for the first quarter of fiscal year 2023, compared with 27% for the first quarter of fiscal year 2022.

•Net Income and Net Income Per Diluted Share: Net income was $92.5 million for the first quarter of fiscal year 2023, compared with net income of $94.4 million for the first quarter of fiscal year 2022. Net income per diluted share was $0.36 for the first quarter of fiscal year 2023, compared with $0.37 for the first quarter of fiscal year 2022. Mark-to-market accounting of the company’s strategic investments reduced net income per diluted share by $0.04 for the first quarter of fiscal year 2023 and $0.12 for the first quarter of fiscal year 2022.
•Free Cash Flow: Cash flow from operations was $92.4 million and free cash flow was $75.9 million for the first quarter of fiscal year 2023. Free cash flow margin for the first quarter of fiscal year 2023 was 9%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”

Recent Business Highlights:
•Atlassian Together: Atlassian announced a new, single subscription to its work management products – Trello, Confluence, Atlas, and Jira Work Management. The subscription also includes Access, an enterprise-grade identity and access management solution that connects Atlassian products to third-party identity providers. Atlassian Together provides organizations with a complete Atlassian tool set that helps teams choose the best tool for the job while ensuring alignment across the organization.
•Atlas Launch: Atlassian announced Atlas, a new teamwork directory customized to help organizations provide alignment across teams, apps, and work regardless of what tools their teams use, is generally available. Atlas helps teams communicate the context and progress of their work with other teams, and empowers teams to work in the tools that let them thrive.
•Partnership with Accenture: Atlassian and Accenture are expanding their partnership to help enterprises embrace agile ways of working. With this partnership, Accenture’s global team of experts will help provide enterprise-wide agile consulting and implementation services to help customers realize faster time to value from their investments in Atlassian products, including Jira Align, Jira Software, and Jira Service Management.
•United States Redomiciliation: Atlassian changed its corporate domicile from the United Kingdom to the United States. As a result, it has transitioned its accounting standards from IFRS to GAAP. Atlassian believes moving its parent entity to the United States will increase its access to a broader set of investors, support inclusion in additional stock indices, improve financial reporting comparability with industry peers, streamline its corporate structure, and provide more flexibility in accessing capital.
•Sustainability Report: Atlassian released its Fiscal Year 2022 Sustainability Report. This year marked Atlassian’s third consecutive year of operating on 100% renewable energy. The company also accounted for work-from-home emissions for the first time. Atlassian continues its emissions reductions efforts in pursuit of becoming “net zero” by 2040, as well as executing on its diversity, equity, and inclusion strategy, releasing its first human rights statement, and giving back to its communities through philanthropic programs driven by the Atlassian Foundation. Our Fiscal Year 2022 Sustainability Report can be found at https://investors.atlassian.com/Sustainability/default.aspx.
•Customer Growth: Atlassian ended its first quarter of fiscal year 2023 with a total customer count, on an active subscription or maintenance agreement basis, of 249,173 customers, adding 6,550 net new customers during the quarter.
Financial Targets:
Atlassian is providing its financial targets for the second quarter of fiscal year 2023 as follows:
Second Quarter Fiscal Year 2023:
•Total revenue is expected to be in the range of $835 million to $855 million.
•Gross margin is expected to be in the range of 80% to 81% on a GAAP basis and in the range of 83% to 84% on a non-GAAP basis.
•Operating margin is expected to be approximately (20%) on a GAAP basis and approximately 13% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s first quarter fiscal year 2023 shareholder letter dated November 3, 2022.

With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.

Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q1fy23, and the Investor Relations section of Atlassian’s website at: https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, November 3, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.

About Atlassian
Atlassian unleashes the potential of every team. Our agile & DevOps, IT service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 240,000 companies of all sizes worldwide - including NASA, Kiva, Deutsche Bank, and Salesforce - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence, Jira Service Management, Trello, Bitbucket, and Jira Align at https://atlassian.com/.

Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, customers, partnerships, sustainability initiatives, macroeconomic environment, anticipated growth, outlook, technology and other key strategic areas, and our financial targets such as revenue and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 20-F and 6-K (reporting our quarterly results), as well as Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com/.

About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP operating income. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, non-coupon impact related to exchangeable senior notes and capped calls, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax effects on these items.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Revenues:
Subscription	$650,984	$435,296
Maintenance	113,565	130,590
Other	42,843	48,138
Total revenues	807,392	614,024
Cost of revenues (1) (2)	139,392	96,256
Gross profit	668,000	517,768
Operating expenses:
Research and development (1) (2)	399,006	272,140
Marketing and sales (1) (2)	160,128	99,329
General and administrative (1)	142,893	89,822
Total operating expenses	702,027	461,291
Operating income (loss)	(34,027)	56,477
Other income (expense), net	29,289	(455,804)
Interest income	5,143	277
Interest expense	(6,121)	(11,518)
Loss before income taxes	(5,716)	(410,568)
Provision for income taxes	(8,025)	(636)
Net loss	$(13,741)	$(411,204)
Net loss per share:
Basic	$(0.05)	$(1.63)
Diluted	$(0.05)	$(1.63)
Weighted-average shares used in computing net loss per share:
Basic	255,167	252,106
Diluted	255,167	252,106
(1)Amounts include stock-based compensation as follows:

	Three Months Ended September 30,
	2022	2021
Cost of revenues	$10,613	$5,917
Research and development	110,129	64,282
Marketing and sales	23,195	14,494
General and administrative	29,694	16,214
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended September 30,
	2022	2021
Cost of revenues	$5,697	$5,689
Research and development	94	94
Marketing and sales	2,505	2,271

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	September 30, 2022	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$1,468,571	$1,385,265
Marketable securities	54,537	73,294
Accounts receivable, net	246,781	308,127
Assets held for sale	—	60,265
Prepaid expenses and other current assets	96,999	70,002
Total current assets	1,866,888	1,896,953
Non-current assets:
Property and equipment, net	103,336	100,662
Operating lease right-of-use assets	266,885	277,276
Strategic investments	239,323	159,064
Intangible assets, net	92,544	100,840
Goodwill	721,912	722,838
Deferred tax assets	9,475	10,335
Other assets	71,069	58,862
Total assets	$3,371,432	$3,326,830
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$111,461	$81,220
Accrued expenses and other current liabilities	274,770	406,139
Deferred revenue, current portion	1,066,090	1,066,059
Operating lease liabilities, current portion	45,360	40,638
Total current liabilities	1,497,681	1,594,056
Non-current liabilities:
Deferred revenue, net of current portion	106,744	116,621
Operating lease liabilities, net of current portion	267,373	274,434
Term loan facility	999,463	999,419
Deferred tax liabilities	1,038	312
Other non-current liabilities	18,520	14,616
Total liabilities	2,890,819	2,999,458
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,355,991	2,182,536
Accumulated other comprehensive income	7,391	13,864
Accumulated deficit	(1,882,771)	(1,869,030)
Total stockholders’ equity	480,613	327,372
Total liabilities and stockholders’ equity	$3,371,432	$3,326,830

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(13,741)	$(411,204)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,620	13,304
Stock-based compensation	173,631	100,907
Deferred income taxes	1,522	(1,614)
Net loss on exchange derivative and capped call transactions	—	424,482
Amortization of debt discount and issuance cost	118	9,841
Net loss on strategic investments	11,513	31,422
Net foreign currency gain	(3,625)	(6,398)
Gain on a non-cash sale of a controlling interest of a subsidiary	(43,092)	—
Other	—	(615)
Changes in operating assets and liabilities:
Accounts receivable, net	61,314	(13,211)
Prepaid expenses and other assets	(22,677)	(21,185)
Accounts payable	31,147	10,223
Accrued expenses and other liabilities	(108,443)	(84,406)
Deferred revenue	(9,845)	13,455
Net cash provided by operating activities	92,442	65,001
Cash flows from Investing activities:
Business combinations, net of cash acquired	(600)	(1,138)
Purchases of property and equipment	(16,496)	(6,881)
Purchases of strategic investments	(8,350)	(53,000)
Purchases of marketable securities	(10,000)	(21,003)
Proceeds from maturities of investments	28,950	53,887
Proceeds from sale of strategic investments	258	—
Proceeds from sales of marketable securities	—	186,262
Net cash provided by (used in) investing activities	(6,238)	158,127
Cash flows from financing activities:
Proceeds from term loan facility	—	650,000
Repayment of exchangeable senior notes	—	(314,310)
Proceeds from settlement of capped call transactions	—	30,978
Proceeds from other financing arrangements	1,572	—
Other financing activities	(176)	1
Net cash provided by financing activities	1,396	366,669
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(4,939)	(2,109)
Net increase in cash, cash equivalents, and restricted cash	82,661	587,688
Cash, cash equivalents, and restricted cash at beginning of period	1,386,686	931,023
Net decrease in cash and cash equivalents included in assets held for sale	602	502
Cash, cash equivalents, and restricted cash at end of period	$1,469,949	$1,519,213

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Cloud	$475,043	$317,903
Data Center	171,228	111,195
Server (1)	113,813	139,547
Marketplace and services (2)	47,308	45,379
Total revenues	$807,392	$614,024

(1) Included in Server is perpetual license revenue. Perpetual license revenue is captured as other revenue on the Condensed Consolidated Statements of Operations.
(2) Included in Marketplace and services is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2022	2021
Gross profit
GAAP gross profit	$668,000	$517,768
Plus: Stock-based compensation	10,613	5,917
Plus: Amortization of acquired intangible assets	5,697	5,689
Non-GAAP gross profit	$684,310	$529,374
Operating income
GAAP operating income (loss)	$(34,027)	$56,477
Plus: Stock-based compensation	173,631	100,907
Plus: Amortization of acquired intangible assets	8,296	8,054
Non-GAAP operating income	$147,900	$165,438
Net income
GAAP net loss	$(13,741)	$(411,204)
Plus: Stock-based compensation	173,631	100,907
Plus: Amortization of acquired intangible assets	8,296	8,054
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	433,973
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	(43,091)	—
Less: Income tax effects	(32,548)	(37,321)
Non-GAAP net income	$92,547	$94,409
Net income per share
GAAP net loss per share - diluted	$(0.05)	$(1.63)
Plus: Stock-based compensation	0.68	0.41
Plus: Amortization of acquired intangible assets	0.03	0.03
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	1.71
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	(0.17)	—
Less: Income tax effects	(0.13)	(0.15)
Non-GAAP net income per share - diluted	$0.36	$0.37
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	255,167	252,106
Plus: Dilution from dilutive securities (1)	1,041	3,284
Weighted-average shares used in computing diluted non-GAAP net income per share	256,208	255,390
Free cash flow
GAAP net cash provided by operating activities	$92,442	$65,001
Less: Capital expenditures	(16,496)	(6,881)
Free cash flow	$75,946	$58,120
(1) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended September 30, 2022 and 2021 because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets
(U.S. $)

Three Months Ending December 31, 2022
Revenue	$835 million to $855 million

GAAP gross margin	80% to 81%
Plus: Stock-based compensation	2
Plus: Amortization of acquired intangible assets	1
Non-GAAP gross margin	83% to 84%

GAAP operating margin	(20%)
Plus: Stock-based compensation	32
Plus: Amortization of acquired intangible assets	1
Non-GAAP operating margin	13%